CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Littlefield Corporation (the "Corporation"), of our report dated February 11, 2002 on the financial statements of the Corporation as of December 31, 2001 and for the years ended December 31, 2001 and 2000 included in the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2001, filed pursuant to the Securities Exchange Act of 1934, as amended.

SPROUSE & ANDERSON, L.L.P.

Austin, Texas
June 27, 2002